EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

TerraForm Power:

We hereby consent to the use in this Registration Statement on Form S-1 of TerraForm Power, Inc. of our report dated March 31, 2014 relating to the consolidated financial statements of MMA NAFB Power, LLC and Subsidiary as of December 31, 2013 and 2012 and for the years then ended, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ CohnReznick LLP

Vienna, Virginia

July 1, 2014